Exhibit 10.05.1

RIGHTS SUBORDINATION AGREEMENT

This Rights Subordination Agreement (the “Agreement”) is made and entered into by and between:

•	ODEBRECHT LATINVEST PERU DUCTOS, S.A., a corporation duly organized and validly existing under the laws of Peru, identified by Taxpayer ID Number (RUC) 20513396571, with principal place of business for the purposes hereof at Av. Víctor Andrés Belaunde 280, Oficina 501, San Isidro, acting by and through Jorge Henrique SIMOES BARATA, holder of Foreign Resident Card (CE) 000317457, and Nelson VIEIRA DE BULHOES, holder of Foreign Resident Card (CE) 000367276, as per powers of attorney recorded on Entry 11893941 of the Registry of Companies in and for Lima and Callao (“OLPD”);

•	ODEBRECHT S.A., a corporation duly organized and validly existing under the laws of Brazil, with principal place of business for the purposes hereof at Avenida Luis Viana 2841, Edificio Odebrecht, Paralela, Salvador, Bahía, acting by and through Ticiana MARIANETTI, identified by Individual Taxpayer ID Number of the Ministry of Finance (CPF/MF) 544.408.075-34 and ID Card (RG) 4835223 SSP/BA, and Mauro MOTTA FIGUEROA, identified by Individual Taxpayer ID Number of the Ministry of Finance (CPF/MF) 115.134.858-90 and ID Card (RG) 11.335.092-2 SSP/SP (“ODB”);

•	ENAGÁS, S.A., a corporation duly organized and validly existing under the laws of Spain, with principal place of business for the purposes hereof at Av. Santo Toribio 173 (Torre Real 8), district of San Isidro, province of Lima, department of Lima, acting by and through David SAN FRUTOS TOMÉ, holder of Foreign Resident Card (CE) 001143118, authorized for this purpose as per powers of attorney recorded on Entry 13265833 of the Registry of Companies in and for Lima (“Enagás”);

•	GRAÑA Y MONTERO S.A.A., identified by Taxpayer ID Number (RUC) 20332600592, with principal place of business for the purposes hereof at Avenida Paseo de la República No. 4675, district of Surquillo, province and department of Lima, acting by and through Claudia Inés DRAGO MORANTE, holder of National Identity Card (DNI) 09336254, and Dennis GRAY FEBRES, holder of National Identity Card (DNI) 10267015, as per powers of attorney recorded on Electronic Entry 11028652 of the Registry of Companies of the Lima Registration Office (“G&M”);

•	NEGOCIOS DE GAS S.A., a corporation duly organized and validly existing under the laws of Peru, with principal place of business for the purposes hereof at Avenida Paseo de la República No. 4675, district of Surquillo, province and department of Lima, acting by and through Claudia Inés DRAGO MORANTE, holder of National Identity Card (DNI) 09336254, and Dennis GRAY FEBRES, holder of National Identity Card (DNI) 10267015, as per powers of attorney recorded on Electronic Entry 13493968 of the Registry of Companies of the Lima and Callao Registration Office (“GYM”);

•	INVERSIONES EN INFRAESTRUCTURA DE TRANSPORTE POR DUCTOS S.A.C., a corporation duly organized and validly existing under the laws of Peru, with principal place of business for the purposes hereof at Av. Víctor Andrés Belaunde No. 280, Int. 201, district of San Isidro, province and department of Lima, acting by and through Jorge Henrique SIMOES BARATA, holder of Foreign Resident Card (CE) 000317457, and Nelson VIEIRA DE BULHOES, holder of Foreign Resident Card (CE) 000367276, as per powers of attorney recorded on Entry 12866524 of the Registry of Companies in and for Lima (“IITD”); and

•	GASODUCTO SUR PERUANO S.A., a corporation duly organized and validly existing under the laws of Peru, identified by Taxpayer ID Number (RUC) 20563236354, with principal place of business for the purposes hereof at Av. Víctor Andrés Belaunde 280, Piso 2, Oficina 501, San Isidro, Lima, acting by and through Dennis GRAY FEBRES, holder of National Identity Card (DNI) 10267015, and Claudia Teresa HOKAMA KUWAE, holder of National Identity Card (DNI) 10223305, as per powers of attorney granted by minutes of the Board of Directors’ Meeting held on April 6, 2016 (the “Corporation” and, together with OLPD, ODB, Enagás, HYM, IITD and NG, the “Parties”).

The Parties enter into this Agreement under the following terms and conditions:

SECTION ONE: RECITALS

1.1	On August 29, 2014, Gasoducto Sur Peruano S.A. (GSP) entered into a loan agreement (the “Loan Agreement”) with Natixis, New York Branch; Banco Bilbao Vizcaya Argentaria S.A.; Intesa SanPaolo, S.p.A., New York Branch; Sumitomo Mitsui Banking Corporation; and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (the “Lenders”), and Natixis, New York Branch, in its capacity as administrative agent of the Lenders (the “Administrative Agent”).

1.2	Within the framework of the Loan Agreement, OLDP, ODB, GyM and Enagás (the “Guarantors”), as indirect holders of shares in GSP, executed independent corporate guarantee agreements whereby they guarantee GSP’s payment obligations to the Lenders in proportion to their share in GSP’s capital stock (each of them hereinafter referred to as the “Corporate Guarantee”).

1.3	On April 8, 2016, GSP, the Guarantors, the Administrative Agent, and the Lenders, executed the Standstill and Amendment Agreement, whereby, among other things, the Loan Agreement was amended; the term of the guarantees furnished by the Guarantors was extended; and OLPD, ODB and GyM granted promissory notes and undertook to furnish certain additional guarantees and trusts, either directly or through Consorcio Supervisor Ductos del Sur (“CCDS”) or IITD (the “Additional Guarantees”), except for the Account Balance Pledge created by G&M in compliance with the Standstill and Amendment Agreement, which is included in the definition of Corporate Guarantee for the purposes of this Agreement), in order to guarantee their payment obligations under their respective Corporate Guarantees.

Furthermore, within the framework of the Standstill and Amendment Agreement, the CCDS: (i) shall transfer in trust to a trust estate certain accounts receivable it has with GSP under the EPC Contract executed by them on June 25, 2014, as amended (the “EPC Contract”), the beneficiaries of which shall be the Lenders, on the one hand, and Enagás and G&M, on the other hand (the “CCDS Trust”); and (ii) shall waive the collection of the 5% penalty that would be payable if GSP decides to terminate unilaterally the EPC Contract during the term of the Loan Agreement (the “Penalty”).

1.4	In the event that the Corporate Guarantees were enforced and Enagás, OLPD, ODB and/or G&M failed to honor them (or honor them partially), (i) the Lenders could enforce the Additional Guarantees and thus obtain payment of the debt owed by GSP to them (as applicable), which would create rights to collect sums of money from GSP in favor of OLPD, ODB, G&M, IITD, Odebrecht Perú Ingeniería y Construcción S.A.C., Constructora Norberto Odebrecht S.A. Sucursal Perú, and GyM S.A., in order to collect the portion of the debt paid to the Lenders directly through such enforcement; and/or (ii) a debt balance payable by GSP would remain outstanding under the Credit Agreement if Additional Guarantees were not furnished by such Guarantor or were not enforced or, if enforced, the proceeds thereof were not sufficient to pay the full amount of its obligations under the respective Corporate Guarantee.

1.5	If any of the events described in the foregoing subsection 1.4 occurs, GSP would be under the obligation to pay the debt that would accrue in favor of the Guarantor(s) whose Additional Guarantees were enforced, or its obligations under the Credit Agreement would remain outstanding, which would reduce its chances to obtain the long-term financing required for the execution of its project.

SECTION TWO: PURPOSE

Taking into account the information contained in subsection 1.5 of Section One, and only in the event that they have failed to comply with their payment obligations under the Corporate Guarantees in a full and timely manner, Enagás, OLPD, ODB, IITD and G&M hereby undertake:

2.1	Not to demand or receive from GSP the payment of any amount to which they may be entitled as a result of the enforcement of the Corporate Guarantees or the Additional Guarantees or as a result of any other current or future credit right they may have against GSP from time to time under any title (including a capital contribution made to GSP or rights over other equity accounts derived from their capacity as shareholders of GSP), in all cases except as provided for in subsection 2.5 below.

2.2	Not to demand the payment of any compensatory or default interest that may accrue on the amounts to which they may be entitled as a result of the enforcement of the Corporate Guarantees or the Additional Guarantees or as a result of any other current or future credit right they may have against GSP from time to time under any title.

2.3	To acknowledge and not to dispute GSP’s right not to pay any amount claimed from GSP in breach of the provisions set forth in subsections 2.1 and 2.2 above.

2.4	Not to object to the payment that GSP may make, in any form, to the Guarantor(s) that honored its/their Corporate Guarantees by making full and timely payment to the Lenders (the “Non-Defaulting Guarantor(s)”. For these purposes, the parties agree that, if there is any Non-Defaulting Guarantor(s), GSP shall pay the following amounts only to such guarantor(s) (even if there is any outstanding debt owed to long-term financial creditors), in the order of priority set forth below:

a)	First, GSP shall pay the amounts it owes to each of the Non-Defaulting Guarantors as a result of the enforcement of the Corporate Guarantees. If there is more than one Non-Defaulting Guarantor, the payment shall be made pari passu and pro rate of the amount of their credit right.

b)	Second, once all the amounts referred to in item a) above have been paid, GSP shall pay the amounts that such Non-Defaulting Guarantor or the entities of its economic group that make up the CCDS (that is, Odebrecht Perú Ingeniería y Construcción S.A.C. and Constructora Norberto Odebrecht S.A. Sucursal Perú, in the case of OLPD and ODB; and GyM S.A., in the case of G&M) have ceased to receive as a result of the enforcement of the CCDS Trust or the non-payment of the Penalty. If two or more Non-Defaulting Guarantors are in that situation, the payment shall be made in proportion to the amount of their credit rights. Such Non-Defaulting Guarantors may request GSP to pay such amounts directly to the respective CCDS member; in this case, the pertinent acts and procedures must be carried out so that those payments are made in compliance with the requirements and formalities established by the legal framework in force.

c)	Third, once all the amounts referred to in items a) and b) above have been paid, GSP shall pay any amount delivered by the Non-Defaulting Guarantor to GSP as capital stock or equity. If there are several Non-Defaulting Guarantors, GSP shall make payment pari passu and in proportion to (i) the amount of their credit rights pending collection; or (ii) their share in GSP’s capital stock.

2.5	The Guarantors that honor their payment obligations to the Lenders under the Guarantee Agreements in a partial or delayed manner, or as a result of the enforcement of Additional Guarantees, shall only be entitled to demand and receive from GSP the payment of up to the full amount of their credit rights against GSP, either directly or through other companies making up their economic group, provided that GSP honored in full the payments mentioned in subsection 2.3, items a) to c) above and there is no outstanding debt owed under the Credit Agreement or to long-term financial creditors.

2.6	In the event that Enagás, ODB and OLPD and/or G&M fail to comply with the provisions of the foregoing subsections, GSP shall be entitled to declare that such obligations have been waived in accordance with Section 1295 of the Civil Code, which is expressly consented to by Enagás, OLPD, ODB, IITD, NG and G&M.

SECTION THREE: GOVERNING LAW AND DISPUTE SETTLEMENT

The Parties agree that the Agreement and the creation, contents, enforcement, and termination of the rights created hereunder are subject to the laws of the Republic of Peru (the “Governing Law”). Therefore, this Agreement shall be construed in accordance with the rules and principles of interpretation of Peruvian law.

Any dispute, claim or conflict of interest arising out of the execution, performance, interpretation and/or termination of this Agreement and/or this arbitration clause shall be settled by de jure arbitration, in accordance with the Arbitration Rules of the Lima Chamber of Commerce (hereinafter, the “Center”), to which regulations, management and decision the Parties submit unconditionally and which they represent to know and accept in full. In this connection, the dispute, uncertainty, claim or conflict arisen shall be submitted to the jurisdiction and knowledge of an arbitration tribunal consisting of there (3) arbitrators.

If the parties in conflict are two (2), each of them shall appoint one arbitrator and the third one shall be appointed by mutual agreement between the arbitrators thus appointed. The third arbitrator shall preside the arbitration tribunal. The Party sending the request whereby the dispute is submitted to an arbitration proceeding shall include in such request the appointment of its arbitrator. The other Party shall, within five (5) days following receipt of such notice, appear in the arbitration proceeding and appoint one arbitrator. If any of the Parties fails to appoint its arbitrator within such five (5)-day term or if the arbitrators fail to reach an agreement on the appointment of the third arbitrator within a term of fifteen (15) days, the appointment shall be made by the Center.

If the parties in conflict are three (3) or more, two (2) of the arbitrators shall be appointed by the Center, and the third one shall be elected by the two arbitrators appointed by the Center. The third arbitrator shall preside the arbitration tribunal.

Furthermore, if the two (2) appointed arbitrators fail to elect the third arbitrator within a term of ten (10) days after the date on which the last of such arbitrators accepted the appointment, the third arbitrator shall be appointed by the Center.

All the members of the arbitration tribunal must be attorneys-at-law by profession and shall necessarily resolve the dispute pursuant to law (de jure arbitration).

Arbitration shall be conducted in the city of Lima and in Spanish.

The arbitration award rendered by the arbitration tribunal shall be final, conclusive and binding. Consequently, the Parties expressly waive their right to file an appeal. The award issued by the arbitration tribunal may only be rendered null in those cases established in Section 63 of Legislative Decree 1071. In that event, the judges and courts in and for the Judicial District of Lima shall be competent.

The expenses and costs derived from arbitration shall be paid as established in the Center’s rules.

All matters related to the arbitration that are not regulated by this Clause shall be governed by Legislative Decree 1071, as amended or replaced from time to time.

The Parties agree that the current lack of determination of the unlikely dispute that would be submitted to arbitration may not be invoked by either of the Parties to assert that this clause is not an arbitration agreement.

SECTION FOUR: NOTICES

Any and all notices required to be exchanged by the Parties in connection herewith shall be made in writing and sent to the following addresses, telephone numbers or electronic addresses:

• If to ODB:	Marcela Aparecida Drehmer Andrade
Address: Rua Lemos Monteiro No. 120, 15 andar,
Butanta, Sao Paulo
Email: marceladrehmer@odebrecht.com

• If to OLPD:	Rodney Rodrigues de Carvalho
Marko Antonio Harasic Angulo
Address: Avenida Víctor Andrés Belaunde 280,
oficina 502, San Isidro, Lima.
Email: rodney@odebrecht.com
mharasic@odebrecht.com

• If to Enagás:	Esther Verona-Martínez Umbert
Address: Paseo Los Olmos No. 19, 28005, Madrid
España
Email: emverona@enagas.es

• If to G&M:	Mónica María Miloslavich Hart
Claudia Inés Drago Morante
Address: Avenida Paseo de la República No. 4675,
Lima.
Email: mmiloslavich@gym.com.pe
cdrago@gym.com.pe

• If to GSP:	Dennis Gray Febres
David San Frutos Tomé
Claudia Teresa Hokama Kuwae
Avenida Víctor Andrés Belaunde 280, Piso 2,
San Isidro, Lima.
Email: dgray@concesionariagsp.com.pe
chokama@concesionariagsp.com.pe
dsanfrutos@concesionariagsp.com.pe

In order to be valid among the Parties, any change in the above information shall be notified to the other Parties in writing at least ten (10) days in advance. If a change in the information contained in the preceding paragraph has not been notified, any notice or communication sent to the addresses stated in said paragraph shall be deemed valid.

SECTION FIVE: GENERAL PROVISIONS

5.1	This Agreement may only be amended, regulated or terminated by written agreement of the Parties reached in compliance with the formalities established by the Governing Law.

5.2	This Agreement and the creation, modification, extension and termination of the rights created hereunder are subject to the Governing Law.

5.3	In no case shall the failure or delay by either Party in exercising its rights, powers, authority or privileges nor any other related act shall affect any right, power, authority or privilege granted hereunder.

5.4	The invalidity, either total or partial, absolute or relative, and the inefficacy of one or more provisions hereof shall not affect the validity of the remaining provisions hereof. On the contrary, it shall be understood that the Agreement is valid and effective in full, considering the clause(s) held to be invalid in full or in part as non-existing. Consequently, the rights and obligations of the Parties shall be exercised and performed as established herein. Subsequently to the determination of the invalidity or inefficacy of any term or provision hereof, the Parties shall negotiate in good faith in order to amend such term or provision in a manner that reflects the original intention of the Parties, to the extent possible, and in acceptable manner so that the transactions contemplated herein are consummated as originally provided for.

SECTION SIX: TERM

The Parties agree that this instrument shall remain in force until the Guarantors have collected the entirety of the credit rights they hold directly or through the companies that make up their economic group.

IN WITNESS WHEREOF, this Agreement has been executed in four (4) identical counterparts in the city of Lima, this 29th day of April. 2016.

On behalf of Odebrecht Latinvest Perú Ductos S.A.:

/s/ Jorge Henrique Simoes Barata

Attorney-in-Fact

/s/ Nelson Vieira de Bulhoes

Attorney-in-Fact

[Signature Page of Odebrecht Latinvest Perú Ductos S.A. – Rights Subordination Agreement]

On behalf of Odebrecht S.A.:

/s/ Ticiana Marianetti

Attorney-in-Fact

/s/ Mauro Motta Figueira

Attorney-in-Fact

[Signature Page of Odebrecht S.A. – Rights Subordination Agreement]

On behalf of Enagás S.A.:

/s/

Attorney-in-Fact

[Signature Page of Enagás S.A. – Rights Subordination Agreement]

On behalf of Graña y Montero S.A.A.:

/s/ Claudia Inés Drago Morante

Attorney-in-Fact

/s/ Dennis Gray Febres

Attorney-in-Fact

[Signature Page of Graña y Montero S.A.A. – Rights Subordination Agreement]

On behalf of Negocios de Gas S.A.:

/s/ Claudia Inés Drago Morante

Attorney-in-Fact

/s/ Dennis Gray Febres

Attorney-in-Fact

[Signature Page of Negocios de Gas S.A. – Rights Subordination Agreement]

On behalf of Inversiones en Infraestructura de Transporte por Ductos S.A.C.:

/s/ Jorge Henrique Simoes Barata

Attorney-in-Fact

/s/ Nelson Vieira de Bulhoes

Attorney-in-Fact

[Signature Page of Inversiones en Infraestructura de Transporte por Ductos S.A.C. – Rights Subordination Agreement]

On behalf of Gasoducto Sur Peruano S.A.:

/s/ Claudia Teresa Hokama Kuwae

Attorney-in-Fact

/s/ Dennis Gray Febres

Attorney-in-Fact

[Signature Page of Gasoducto Sur Peruano S.A. – Rights Subordination Agreement]